Exhibit 10.5

CONTRIBUTION AND CONVEYANCE AGREEMENT

This contribution and conveyance agreement (this “Agreement”) is entered into as of October 29, 2013, among Dynagas Holding Ltd., a Marshall Islands corporation (“Dynagas Holding”), Dynagas GP LLC, a Marshall Islands limited liability company (the “General Partner”), Dynagas LNG Partners LP, a Marshall Islands limited partnership (the “Partnership”), Dynagas Operating GP LLC, a Marshall Islands limited liability company (the “Operating GP”), Dynagas Operating LP, a Marshall Islands limited partnership (the “Operating LP”) and Dynagas Equity Holding Ltd., a Liberian corporation (“Dynagas Equity”). The foregoing shall be referred to individually as a “Party” and collectively as the “Parties.”

RECITALS

A. Dynagas Holding and the General Partner have formed the Partnership pursuant to the Marshall Islands Limited Partnership Act (the “MILPA”) for the purpose of owning and operating liquefied natural gas (“LNG”) carriers under multi-year charters. Each of Dynagas Holding, the General Partner, the Partnership, the Operating LP and Dynagas Equity have been, prior to the date of this Agreement, authorized to effect the actions set forth below at the times and in the order set forth below.

B. To accomplish the objectives and purposes in the preceding recital, the following actions have been taken prior to the date of this Agreement:

(1) Dynagas Holding formed the General Partner pursuant to the Marshall Islands Limited Liability Company Act (the “Marshall Islands LLC Act”) and contributed $1,000 in exchange for all of the membership interests in the General Partner;

(2) The General Partner and Dynagas Holding formed the Partnership pursuant to the MILPA;

(3) The Partnership formed the Operating GP pursuant to the Marshall Islands LLC Act;

(4) The Operating GP and the Partnership formed the Operating LP under the terms of the MILPA, and the Partnership contributed $1,000 in exchange for a 100.0% limited partnership interest in the Operating LP;

(5) Dynagas Holding owns Dynagas Equity, a Liberian corporation, which owns all of the issued and outstanding share capital of each of (i) Quinta Group Corp., a Nevis corporation (“Quinta”), which owns all of the issued and outstanding share capital of Pegasus Shipholding S.A., a Marshall Islands corporation, (“Pegasus”), which owns the liquefied natural gas (“LNG”) carrier the Clean Energy; (ii) Seacrown Maritime Ltd., a Marshall Islands corporation (“Seacrown”), which owns the LNG carrier, the Clean Force; and (iii) Pelta Holdings S.A., a Nevis corporation (“Pelta”), which owns all of the issued and outstanding share capital of Lance Shipping S.A., a Marshall Islands corporation (“Lance”), which owns the LNG carrier, the Ob River (Quinta, Pegasus, Seacrown, Pelta and Lance, collectively, the “Dynagas Equity Subsidiaries”), and contributed $1,000 in exchange for all of its outstanding share capital (the “Dynagas Equity Shares”);

C. Effective on the date of this Agreement, each of the following transactions shall occur in accordance with and pursuant to this Agreement:

(1) Dynagas Holding will contribute all of the Dynagas Equity Shares to the Partnership as a capital contribution in exchange for 6,735,000 common units and 14,985,000 subordinated units of the Partnership in exchange for a 99.9% limited partner interest in the Partnership;

(2) The Partnership will contribute all of the Dynagas Equity Shares to the Operating LP as a capital contribution; and

(3) The agreements of limited partnership and the limited liability agreements of the aforementioned entities will be amended and restated to the extent necessary to reflect the applicable matters set forth above and in Article I of this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of their mutual undertakings and agreements hereunder, the Parties undertake and agree as follows:

ARTICLE I

CONTRIBUTIONS AND CONVEYANCE

1.1 Contributions and Specific Conveyances. The Parties acknowledge and agree that the following actions hereby occur in the following order effective on the date of this Agreement:

(a) Contribution by Dynagas Holding of the Dynagas Equity Shares to the Partnership as a capital contribution, and the Partnership hereby acknowledges receipt of the Dynagas Equity Shares;

(b) Contribution by the Partnership of the Dynagas Equity Shares to Operating LP as a capital contribution, and Operating LP hereby acknowledges receipt of the Dynagas Equity Shares; and

(c) To further evidence the transfer of the Dynagas Equity Shares reflected in this Agreement, each party making such transfer may have executed and delivered to the party receiving such Dynagas Equity Shares certain conveyance, stock transfer form, assignment and bill of sale instruments (the “Specific Conveyances”). The Specific Conveyances shall evidence and perfect such transfer made by this Agreement and shall not constitute a second conveyance of any assets or interests therein and shall be subject to the terms of this Agreement.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF DYNAGAS HOLDING; DISCLAIMER

2.1 Representations and Warranties. Each of the Parties hereby represents and warrants that:

(a) Each of the Dynagas Equity Subsidiaries has been duly formed or incorporated and is validly existing in good standing under the laws of its respective jurisdiction of formation or incorporation and has all requisite power and authority to operate its assets, including the

Clean Energy, the Clean Force and the Ob River, and conduct its business as described in the registration statement on Form F-1 submitted by the Partnership to the U.S. Securities and Exchange Commission relating to a potential initial public offering by the Partnership, as amended (the “Registration Statement”);

(b) Correct and complete copies of the partnership agreements, articles of association, articles of incorporation, by-laws, other organizational documents and all material agreements (as amended to the date of this Agreement) of Dynagas Equity and each of the Dynagas Equity Subsidiaries have been made available to the Partnership;

(c) The execution and delivery of this Agreement and all documents, instruments and agreements required to be executed and delivered by it pursuant to this Agreement in connection with the completion of the transactions contemplated by this Agreement, have been duly authorized by all necessary actions by each Party, and this Agreement has been duly executed and delivered by each Party and constitutes a legal, valid and binding obligation of each Party enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws of general application affecting the enforceability of remedies and rights of creditors and except that equitable remedies such as specific performance and injunction are in the discretion of a court;

(d) The execution, delivery and performance by it of this Agreement will not conflict with or result in any violation of or constitute a breach of any of the terms or provisions of, or result in the acceleration of any obligation under, or constitute a default under any provision of: (i) any of the Parties’ partnership agreements, articles of association, articles of incorporation or by-laws or other organizational documents; (ii) any lien, encumbrance, security interest, pledge, mortgage, charge, other claim, bond, indenture, agreement, contract, franchise license, permit or other instrument or obligation to which any Party is a party or is subject or by which any of such Parties’ assets or properties may be bound; (iii) any applicable laws, statutes, ordinances, rules or regulations promulgated by a governmental authority, orders of a governmental authority, judicial decisions, decisions of arbitrators or determinations of any governmental authority or court (“Laws”); or (iv) any charter or vessel management agreement to which any Dynagas Equity Subsidiary is a party or any material provision of any material contract to which a Party is a party or by which a Party’s properties are bound;

(e) Except as have already been obtained or that will be obtained in the ordinary course of business, no consent, permit, approval or authorization of, notice or declaration to or filing with any governmental authority or any other person, including those related to any environmental laws or regulations or the charters or vessel management agreements related to the vessels owned by the Dynagas Equity Subsidiaries, is required in connection with the execution and delivery by any Party of this Agreement or the consummation by any Party of the transactions contemplated hereunder;

(f) The Dynagas Equity Shares are validly issued in accordance with its articles of association and are fully paid and non-assessable;

(g) Dynagas Holding owns the entire beneficial interest in the Dynagas Equity Shares and has good legal title to the same, free and clear of all liens, encumbrances, security interests, pledges, mortgages, charges or other claims;

(h) There is no outstanding agreement, contract, option, commitment or other right or understanding in favor of, or held by, any person other than the Partnership through the

Operating LP to acquire the Dynagas Equity Shares, the Dynagas Equity Subsidiaries or the assets of the Dynagas Equity Subsidiaries, including the Clean Energy, the Clean Force and the Ob River, that has not been terminated or otherwise waived;

(i) Each of the charters and the vessel management agreements to which each applicable Dynagas Equity Subsidiary is a party (as amended to the date of this Agreement) has been made available to the Partnership;

(j) The charter dated August 2, 2011 by and between Lance and Gazprom Global LNG Limited, a subsidiary of Gazprom (“Gazprom”); (ii) Addendum 1 by and between the Lance and Gazprom dated July 17, 2012; (iii) Addendum 2 by and between the Lance and Gazprom dated September 10, 2012; (iv) Addendum 3 by and between the Lance and Gazprom dated September 27, 2012; (v) Addendum 4 by and between the Lance and Gazprom dated October 26, 2012; and (vi) Addendum 5 by and between the Lance and Gazprom dated October 9, 2013, is a valid and binding agreement of Lance enforceable in accordance with its terms and, to the knowledge of Lance, of all other parties thereto enforceable in accordance with its terms.

(k) The charter dated October 2, 2010 by and between Seacrown and Methane Services Ltd., a subsidiary of BG Group (“Methane”); (ii) Addendum 1 by and between the Seacrown and Methane dated October 13, 2010; and (iii) Form of Addendum 2 by and between the Seacrown and Methane dated October 9, 2013, is a valid and binding agreement of Seacrown enforceable in accordance with its terms and, to the knowledge of Seacrown, of all other parties thereto enforceable in accordance with its terms.

(l) The charter dated May 18, 2011 by and between Pegasus and Methane; (ii) Addendum 1 by and between Pegasus and Methane dated December 23, 2011; (iii) Addendum 2 by and between Pegasus and Methane dated March 14, 2011; and (iv) Form of Addendum 3 by and between Pegasus and Methane dated October 9, 2013, is a valid and binding agreement of Pegasus enforceable in accordance with its terms and, to the knowledge of Pegasus, of all other parties thereto enforceable in accordance with its terms.

(m) The Dynagas Equity Subsidiaries have fulfilled all material obligations required pursuant to the charters (described in (j), (k) and (l) above) and the vessel management agreements to have been performed by them prior to the date of this Agreement and have not waived any material rights thereunder; and no material default or breach exists in respect thereof on their part or, to their knowledge, any of the other parties thereto and, to their knowledge, no event has occurred which, after giving of notice or the lapse of time, or both, would constitute such a material default or breach;

(n) Except for such liabilities, debts obligations, encumbrances, defects, restrictions or claims of a general nature and magnitude that would arise in connection with the operation of vessels of the same type as the Clean Energy, the Clean Force, and the Ob River in the ordinary course of business, there are no liabilities, debts or obligations of, encumbrances, defects or restrictions with respect to, or claims against the Dynagas Equity Subsidiaries or any of the assets owned by the Dynagas Equity Subsidiaries, including the Clean Energy, the Clean Force and the Ob River, other than those arising under the $128 Million Clean Force Credit Facility, $150 Clean Energy Credit Facility, $193 Million Ob River Credit Facility and the New Senior Secured Revolving Credit Facility; and

(o) The Clean Energy, the Clean Force and the Ob River are (i) adequate and suitable for use by the Dynagas Equity Subsidiaries in the Dynagas Equity Subsidiaries’ business as presently conducted by them in all material respects as described in the Registration Statement, ordinary wear and tear excepted; (ii) seaworthy in all material respects for hull and machinery insurance warranty purposes and is in good running order and repair; (iii) insured against all risks, and in amounts, consistent with common industry practices; (iv) in compliance with maritime laws and regulations; (v) duly registered under the flag of the Marshall Islands; and (vi) in compliance in all material respects with the requirements of its present class and classification society; and all class certificates of each of the Ob River, the Clean Force and the Clean Energy, are clean and valid and free of recommendations affecting class.

2.2 Disclaimer of Warranties. EXCEPT TO THE EXTENT PROVIDED IN THIS AGREEMENT OR IN ANY OTHER DOCUMENT EXECUTED OR DELIVERED IN CONNECTION WITH THIS AGREEMENT, THE PARTIES ACKNOWLEDGE AND AGREE THAT NONE OF THE PARTIES HAS MADE, DOES NOT MAKE, AND EACH SUCH PARTY SPECIFICALLY NEGATES AND DISCLAIMS, ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS, IMPLIED OR STATUTORY, ORAL OR WRITTEN, PAST OR PRESENT, REGARDING (A) THE VALUE, NATURE, QUALITY OR CONDITION OF THE ASSETS OWNED BY THE DYNAGAS EQUITY SUBSIDIARIES, INCLUDING, WITHOUT LIMITATION, THE ENVIRONMENTAL CONDITION OF THE ASSETS GENERALLY, INCLUDING, WITHOUT LIMITATION, THE PRESENCE OR LACK OF HAZARDOUS SUBSTANCES OR OTHER MATTERS ON SUCH ASSETS, (B) THE INCOME TO BE DERIVED FROM SUCH ASSETS, (C) THE SUITABILITY OF SUCH ASSETS FOR ANY AND ALL ACTIVITIES AND USES THAT MAY BE CONDUCTED THEREON OR THEREWITH, (D) THE COMPLIANCE OF OR BY SUCH ASSETS OR THEIR OPERATION WITH ANY LAWS (INCLUDING WITHOUT LIMITATION ANY ZONING, ENVIRONMENTAL PROTECTION, POLLUTION OR LAND USE LAWS, RULES, REGULATIONS, ORDERS OR REQUIREMENTS), OR (E) THE HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF SUCH ASSETS. EXCEPT TO THE EXTENT PROVIDED IN ANY OTHER DOCUMENT EXECUTED OR DELIVERED IN CONNECTION WITH THIS AGREEMENT, EACH PARTY ACKNOWLEDGES AND AGREES THAT SUCH PARTY HAS HAD THE OPPORTUNITY TO INSPECT THE ASSETS OF THE DYNAGAS EQUITY SUBSIDIARIES, AND SUCH PARTY IS RELYING SOLELY ON ITS OWN INVESTIGATION OF THE ASSETS OF THE DYNAGAS EQUITY SUBSIDIARIES AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY ANY OF THE OTHER PARTIES. EXCEPT TO THE EXTENT PROVIDED IN ANY OTHER DOCUMENT EXECUTED OR DELIVERED IN CONNECTION WITH THIS AGREEMENT, NONE OF THE PARTIES IS LIABLE OR BOUND IN ANY MANNER BY ANY VERBAL OR WRITTEN STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE ASSETS OF THE DYNAGAS EQUITY SUBSIDIARIES FURNISHED BY ANY AGENT, EMPLOYEE, SERVANT OR THIRD PARTY. THIS SECTION SHALL SURVIVE THE CONTRIBUTION AND CONVEYANCE OF THE INTERESTS OR THE TERMINATION OF THIS AGREEMENT. THE PROVISIONS OF THIS SECTION HAVE BEEN NEGOTIATED BY THE PARTIES AFTER DUE CONSIDERATION AND ARE INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION OF ANY REPRESENTATIONS OR WARRANTIES, WHETHER EXPRESS, IMPLIED OR STATUTORY, WITH RESPECT TO THE ASSETS OF THE DYNAGAS EQUITY SUBSIDIARIES THAT MAY ARISE PURSUANT TO ANY LAW NOW OR HEREAFTER IN EFFECT, OR OTHERWISE, EXCEPT AS SET FORTH IN THIS AGREEMENT OR ANY OTHER DOCUMENT EXECUTED OR DELIVERED IN CONNECTION WITH THIS AGREEMENT.

ARTICLE III

FURTHER ASSURANCES

3.1 Further Assurances. From time to time after the date of this Agreement, and without any further consideration, the Parties agree to execute, acknowledge and deliver all such additional deeds, assignments, bills of sale, conveyances, instruments, notices, releases, acquittances and other documents, and will do all such other acts and things, all in accordance with applicable Law, as may be necessary or appropriate (a) more fully to assure that the applicable Parties own all of the properties, rights, titles, interests, estates, remedies, powers and privileges granted by this Agreement, or which are intended to be so granted, (b) more fully and effectively to vest in the applicable Parties and their respective successors and assigns beneficial and record title to the interests contributed and assigned by this Agreement or intended so to be and (c) to more fully and effectively carry out the purposes and intent of this Agreement.

3.2 Power of Attorney. Each Party that has conveyed any interests as reflected by this Agreement (collectively, the “Conveying Parties”) hereby constitutes and appoints the General Partner (the “Attorney-in-Fact”) its true and lawful attorney-in-fact with full power of substitution for it and in its name, place and stead or otherwise on behalf of the applicable Conveying Party and its successors and assigns, and for the benefit of the Attorney-in-Fact to demand and receive from time to time the interests contributed and conveyed by this Agreement (or intended so to be) and to execute in the name of the applicable Conveying Party and its successors and assigns instruments of conveyance, instruments of further assurance and to give receipts and releases in respect of the same, and from time to time to institute and prosecute in the name of the applicable Conveying Party for the benefit of the Attorney-in-Fact, any and all proceedings at law, in equity or otherwise which the Attorney-in-Fact may deem proper in order to (a) collect, assert or enforce any claims, rights or titles of any kind in and to the Interests, (b) defend and compromise any and all actions, suits or proceedings in respect of any of the Interests, and (c) do any and all such acts and things in furtherance of this Agreement as the Attorney-in-Fact shall deem advisable. Each Conveying Party hereby declares that the appointment hereby made and the powers hereby granted are coupled with an interest and are and shall be irrevocable and perpetual and shall not be terminated by any act of any Conveying Party or its successors or assigns or by operation of law.

ARTICLE IV

MISCELLANEOUS

4.1 Survival of Representations and Warranties. The representations and warranties of the Parties in this Agreement and in or under any documents, instruments and agreements delivered pursuant to this Agreement, will survive the completion of the transactions contemplated hereby regardless of any independent investigations that the Partnership may make or cause to be made, or knowledge it may have, prior to the date of this Agreement and will continue in full force and effect for a period of one year from the date of this Agreement. At the end of such period, such representations and warranties will terminate, and no claim may be brought by the Partnership against Dynagas Holding thereafter in respect of such representations and warranties, except for claims that have been asserted by the Partnership prior to the date of this Agreement.

4.2 Costs. The Partnership shall pay any and all sales, use and similar taxes arising out of the contributions, conveyances and deliveries to be made hereunder, and shall pay all documentary, filing, recording, transfer, deed, and conveyance taxes and fees required in connection therewith.

4.3 Headings; References; Interpretation. All Article and Section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All references herein to Articles and Sections shall, unless the context requires a different construction, be deemed to be references to the Articles and Sections of this Agreement, respectively. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders, and the singular shall include the plural and vice versa. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation,” “but not limited to,” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter.

4.4 Successors and Assigns. The Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

4.5 No Third Party Rights. The provisions of this Agreement are intended to bind the Parties as to each other and are not intended to and do not create rights in any other person or confer upon any other person any benefits, rights or remedies and no person is or is intended to be a third party beneficiary of any of the provisions of this Agreement.

4.6 Counterparts. This Agreement may be executed in any number of counterparts, all of which together shall constitute one agreement binding on the parties hereto.

4.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to any choice of law rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. Each of the parties hereto submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York (or, if jurisdiction in that court is not available, then any state court located within the Borough of Manhattan, City of New York) for any and all legal actions arising out of or in connection with this Agreement.

4.8 Severability. If any of the provisions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any governmental body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Agreement. Instead, this Agreement shall be construed as if it did not contain the particular provision or provisions held to be invalid, and an equitable adjustment shall be made and necessary provision added so as to give effect, as nearly as possible, to the intention of the Parties as expressed in this Agreement at the time of execution of this Agreement.

4.9 Deed; Bill of Sale; Assignment. To the extent required and permitted by applicable Law, this Agreement shall also constitute a “deed,” “bill of sale” or “assignment” of the Interests.

4.10 Amendment or Modification. This Agreement may be amended or modified from time to time only by the written agreement of all the Parties hereto.

4.11 Integration. This Agreement and the instruments referenced herein supersede all previous understandings or agreements among the Parties, whether oral or written, with respect to its subject matter hereof. This Agreement and such instruments contain the entire understanding of the Parties with respect to the subject matter hereof and thereof. No understanding, representation, promise or agreement, whether oral or written, is intended to be or shall be included in or form part of this Agreement unless it is contained in a written amendment hereto executed by the Parties hereto after the date of this Agreement.

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IN WITNESS WHEREOF, this Contribution and Conveyance Agreement has been duly executed by the parties set forth below.

DYNAGAS HOLDING LTD.

By:	/s/ Michael Gregos
Name:	Michael Gregos
Title	Authorized Signatory

DYNAGAS GP LLC

By: Dynagas Holding Ltd., as sole member

By:	/s/ Michael Gregos
Name:	Michael Gregos
Title:	Authorized Signatory

DYNAGAS LNG PARTNERS LP

By:	Dynagas GP LLC, as general partner

By:	/s/ Michael Gregos
Name:	Michael Gregos
Title:	Authorized Signatory

DYNAGAS OPERATING GP LLC

By:	/s/ Michael Gregos
Name:	Michael Gregos
Title	Authorized Signatory

DYNAGAS OPERATING LP

By:	Dynagas Operating GP LLC, as general partner

By:	/s/ Michael Gregos
Name:	Michael Gregos
Title:	Authorized Signatory

DYNAGAS EQUITY HOLDING LTD.

By:	/s/ Michael Gregos
Name:	Michael Gregos
Title	Authorized Signatory